                                                                     EXHIBIT 1.2

                               [CITIBANK GRAPHIC]

                       CITIBANK PREFERRED CUSTODY SERVICES



                                    Agreement
                                     Between
                                 Citibank, N. A.
                                as "Escrow Agent"
                                       and



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                                   (Party "A")



                                       and



--------------------------------------------------------------------------------
                                   (Party "B")



--------------------------------------------------------------------------------
                                (Account Number)



                      Citibank Escrow Agent Custody Account

THIS ESCROW AGREEMENT is made this________day of___________, 20____between/among
                                   Date            Month
_________________ (the "_____________________" herein), ________________________
    Part "A"                 Part "A"                        Part "B"
(the "______________" herein) and CITIBANK, N.A. (the "Escrow Agent" herein).
        Part "B"

The above-named parties appoint said Escrow Agent with the duties and responsibilities and upon the terms and conditions provided in Schedule A annexed hereto and made apart hereof.

ARTICLE FIRST: The above-named parties agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

a) The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in Schedule A annexed hereto. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

b) The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgement or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

c) Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys' fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from its willful misconduct of gross negligence as adjudicated by a court of competent jurisdiction. The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder.

d) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for such legal fees, disbursements and expenses and in addition, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

e) The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

f) The Escrow Agent shall invest the property held in escrow in such a manner as directed in Schedule A annexed hereto, which may include deposits in Citibank and mutual funds advised, serviced or made, available by Citibank or its affiliates even though Citibank or its affiliates may receive a benefit or profit therefrom.

      THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT NON-DEPOSIT INVESTMENT PRODUCTS ARE NOT OBLIGATIONS OF, OR GUARANTEED, BY CITIBANK/CITICORP NOR ANY OF ITS AFFILIATES; ARE NOT FDIC INSURED; AND ARE SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. ONLY DEPOSITS IN THE UNITED STATES ARE SUBJECT TO FDIC INSURANCE.

g) In the event of any disagreement between/among any of the parties to this agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 days' notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

h) The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

i) Notice to the parties shall be given as provided in Schedule A annexed hereto,

ARTICLE SECOND: The Escrow Agent shall make payments of income earned on the escrowed property as provided in Schedule A annexed hereto. Each such payee shall provide to the Escrow Agent an appropriate W-9 form for tax for identification number certification or a W-8 form for non-resident alien certification. The Escrow Agent shall BE responsible only for income reporting to the Internal Revenue Service with respect to income earned on the escrowed property.

ARTICLE THIRD: The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 60 days written notice to the parties to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Escrow Agreement herein. If a successor Escrow Agent has not been appointed prior to the expiration of 60 days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

ARTICLE FOURTH: The Escrow Agent shall receive the fees provided in Schedule B annexed hereto. In the event that such fees are not paid to the Escrow Agent within 60 days of presentment to the party responsible for such fees as set forth in said Schedule B, then the Escrow Agent may pay itself such fees from the property held in escrow hereunder.

ARTICLE FIFTH: Any modification of this Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto.

ARTICLE SIXTH: In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule A annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If tie Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved, The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent's error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings account rate in effect in New York, New York.

ARTICLE SEVENTH: This Agreement shall be governed by the law of the State of New York in all respects. The parties hereto irrevocably and unconditionally submit to the jurisdiction of a federal or state court located in the Borough of Manhattan, City, County and State of New York, in connection with any proceedings commenced regarding this Escrow Agreement, including but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Agreement, and all parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue of inconvenient forum.

ARTICLE EIGHTH: This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

In witness whereof the parties have executed this Agreement as of the date first above written.

CITIBANK, N.A.
as Escrow Agent

BY:
              ---------------------------------------------------
                                   (Signature)
TITLE:
              ---------------------------------------------------
DATE:
              ---------------------------------------------------


PARTY "A"

BY:
              ---------------------------------------------------
                           (Signature)
TITLE:
              ---------------------------------------------------
DATE:
              ---------------------------------------------------


PARTY "B"

BY:
              ---------------------------------------------------
                                 (Signature)
TITLE:
              ---------------------------------------------------

DATE:
              ---------------------------------------------------

SEC SHAREHOLDER DISCLOSURE RULE 14B-2: SEC Rule 14b-2 directs us to contact you to request authorization to provide your name, address and share position with respect to the referenced account to requesting companies whose stock you have voting authority over. Under the Rule, we must make the disclosures for accounts opened after December 28, 1986, if requested, unless you specifically object to disclosure. Hence, failure to respond will be deemed consent to disclosure. Thank you for assisting us in complying with this SEC rule.



Yes, we are authorized to release your name, address and share positions No, we are not authorized to release your name, address and share positions.

---------------------------------                  -----------------------------
(Signature)                                        (Date)

Reference Account No.:____________________























Citibank Preferred Custody Services - Escrow Agent Account
(C) 1998 Citibank, N.A.
US1182
Item PBG 407 (New 06-98) Pkg. 10     5,000

   SCHEDULE A TO THE STANDARD ESCROW AGENT ACCOUNT AGREEMENT OF CITIBANK, N.A.

AUTHORIZED PARTIES TO THE ESCROW ACCOUNT

1. Somanetics Corporation, a Michigan corporation (the "Company") 1653 East Maple Road
    Troy, Michigan 48083-4208
    Attention:  Bruce J. Barrett and William M. Iacona
    Phone:  (248) 689-3050
    Fax:  (248) 689-4272

2. Brean Murray & Co., Inc., a Delaware corporation (the "Placement Agent") 570 Lexington Avenue, 11th Floor
    New York, New York 10022
    Attention:  A. Brean Murray and John Fletcher
    Phone:  (212) 702-6500
    Fax:  (212) 702-6548

3.  The Citigroup Private Bank (the "Escrow Agent")
    Custody & Advisor Services
    120 Broadway, 2nd Floor
    New York, New York 10271
    Attention:  Kerry McDonough and Barry Morris
    Phone:  (212) 804-5499
    Fax:  (212) 804-5401

DESCRIPTION OF ESCROW TRANSACTION

1. The Company proposes to sell an aggregate of 1,000,000 common shares, par value $0.01 per share (the "Securities"), all as described in the Company's Registration Statement on Form S-1 (Registration No. 333-74788) (which, together with all amendments or supplements thereto, is referred to herein as the "Registration Statement"). The Securities are being offered (the "Transaction") to investors by the Placement Agent, pursuant to a Placement Agency Agreement, dated as of January __, 2002 (the "Placement Agency Agreement"), by and between the Company and the Placement Agent. The offering of the Securities will terminate if all of the Securities are not sold, and all payments made by potential investors will be refunded by the Escrow Agent.

2. The Placement Agent shall furnish to the Escrow Agent, at the time of each deposit of funds (the "Escrow Deposits") into an escrow account (the "Escrow Account") pursuant to the next paragraph, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Securities subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of and the tax identification number or social security number, as the case may be, if applicable, of each potential investor whose funds are being deposited with the Escrow Agent. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this paragraph and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to the provisions of the Termination of the Escrow Account below. Funds received after 12 noon E.S.T. will be treated as if received on the following business day. However, notwithstanding the foregoing, funds received by 3 p.m. E.S.T. on the third business day following the effective date of the Registration Statement (such effective date of the Registration Statement shall also be the date of the Escrow Agreement) (the "Effective Date") shall be included in the Escrow Deposits. The Escrow Agent shall not be responsible or charged with any penalties or interest claims on Escrow Deposits which are received after 3 p.m. E.S.T. on the third business day after the Effective Date and returned to each potential investor on the next business day or as soon as practicable.

INVESTMENT INSTRUCTIONS

Each of the potential investors for the Securities shall, from time to time after the Effective Date, cause to be wired to the Escrow Agent funds in payment for Securities. The investment vehicle for the escrowed assets should be a non-interest bearing, escrow or custody account. A. Brean Murray and John Fletcher of the Placement Agent will be authorized to issue investment instructions to the Escrow Agent. In the event that the funds deposited in the Escrow Account are invested, an addendum to Schedule A shall be prepared and jointly executed by the parties hereto. Such addendum shall include language pertaining to the additional administrative responsibilities of the Escrow Agent (if any), the selection of the permitted investment, and address the distribution of income and any additional fees and expenses.

TAX INFORMATION

The Company shall be responsible for any income attributable to the Escrow Deposits and shall promptly furnish the Escrow Agent with a completed W-9 form.

TERMINATION OF THE ESCROW ACCOUNT

         (a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit B hereto (an "Offering Termination Notice"), from an authorized signatory of the Placement Agent and the Company, then the Escrow Agent shall promptly after receipt of such Offering Termination Notice, liquidate any investments that shall have been made pursuant to the Investment Instructions above and as soon as practicable, send to each potential investor listed on the list held by the Escrow Agent pursuant to paragraph 2 of the Description of Escrow Transaction above whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this section, in the manner set forth in paragraph (d) of this section, a check to the order of such potential investor in the amount of the remaining subscription amount paid by such potential investor held by the Escrow Agent as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the potential investors.

         (b) The Escrow Agent shall notify the Company and the Placement Agent promptly after the potential investors have deposited $__________ [1,000,000 TIMES THE OFFERING PRICE] in the Escrow Account. In the event that (i) the Securities have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date referred to below,
(ii) no Offering Termination Notice shall have been delivered to the Escrow Agent and (iii) the conditions set forth in Section 7 of the Placement Agency Agreement have been satisfied or waived, the Company and the Placement Agent shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit C hereto (a "Closing Notice"), designating the date on which the Securities are to be sold and delivered to the potential investors thereof (the "Closing Date"). Such notice shall be delivered on or before, but in no event more than three (3) business days prior to, such Closing Date and shall identify the potential investors and the number of Securities to be sold to each thereof on such Closing Date. After receipt of such Closing Notice, the Escrow Agent shall:

         (A) on or prior to the Closing Date identified in such Closing Notice, liquidate any investments that shall have been made pursuant to the Investment Instructions above to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (B); and

         (B) on such Closing Date, pay as soon as practicable to the Placement Agent, the Company and the Escrow Agent, in federal or other immediately available funds and otherwise in the manner specified by the Placement Agent and the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the potential investors identified in such Closing Notice for the Securities to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to paragraph 2 of the Description of Escrow Transaction above. Such funds must be remitted by the third business day after the Effective Date.

         (c) If at any time and from time to time prior to the release of any potential investor's total subscription amount pursuant to paragraph (a) or (b) of this section from the Escrow Account, the Placement Agent and the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions have been rejected by the Company (a "Rejected Subscription"), then the Escrow Agent promptly after receipt of such Subscription Termination Notice, shall liquidate, to the extent of the sum of such potential investor's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant the Investment Instructions above and as soon as practicable, send to such potential investor, in the manner set forth in paragraph (d) of this section, a check to the order of such potential investor in the amount of such Rejected Subscription amount.

         (d) For the purposes of this section, any check that the Escrow Agent shall be required to send to any potential investor shall be sent to such potential investor by first class mail, postage prepaid, at such potential investor's address furnished to the Escrow Agent pursuant to paragraph 2 of the Description of Escrow Transaction above.

         (e) If the Transaction is terminated pursuant to paragraph (a) of this section, then the Escrow Agent shall send notice of its fee to the Company and the Company shall pay such fee to the Escrow Agent within three (3) business days of receipt of such notice.

         (f) If the Transaction closes pursuant to paragraph (b) of this section, then the Company and the Placement Agent shall direct that the Escrow Agent's fee by paid as set forth in Exhibit C hereto.

                                    EXHIBIT A


                      SOMANETICS CORPORATION ESCROW DEPOSIT


                                Amount of            Number of                                        Tax ID/
          Name                   Deposit             Securities                 Address             Soc. Sec. No.
          ----                   -------             ----------                 -------             -------------

                                    EXHIBIT B


                      [FORM OF OFFERING TERMINATION NOTICE]


The Citigroup Private Bank
Custody & Advisor Services
120 Broadway, 2nd Floor
New York, New York 10271
Attention:  Ms. Kerry McDonough

Dear Ms. McDonough:


         Pursuant to Schedule A, Termination of the Escrow Account, Subsection
(a) of the Escrow Agreement, dated as of January __, 2002 (the "Escrow Agreement"), by and among Somanetics Corporation, Brean Murray & Co., Inc. and you, the undersigned hereby notify you of the termination of the offering of the Securities (as that term is defined in Schedule A of the Escrow Agreement) and directs you to make payments to potential investors provided for in Schedule A of the Escrow Agreement.

                             Very truly yours,

                             SOMANETICS CORPORATION

                             By:  _______________________________________
                                  Name:
                                  Title:


                             BREAN MURRAY & CO., INC.

                             By:  ________________________________________
                                  Name:
                                  Title:

                                    EXHIBIT C


                            [FORM OF CLOSING NOTICE]

The Citigroup Private Bank
Custody & Advisor Services
120 Broadway, 2nd Floor
New York, New York 10271
Attention:  Ms. Kerry McDonough

Dear Ms. McDonough:


         Pursuant to Schedule A, Termination of Escrow Account, Subsection (b) of the Escrow Agreement, dated as of January __, 2002 (the "Escrow Agreement"), by and among Somanetics Corporation, Brean Murray & Co., Inc. and you, the undersigned hereby certify that they have received subscriptions for the Securities (as that term is defined in Schedule A of the Escrow Agreement), and the Company will sell and deliver the Securities to the potential investors at a closing to be held on _____________, 2002 (the "Closing Date"). The names of the potential investors, the number of Securities subscribed for by each of such potential investors and the related subscription amounts are set forth on the schedule annexed hereto.

         We hereby request that the aggregate subscription amount be paid to the Placement Agent, the Company and the Escrow Agent as follows:
         1.       to Somanetics Corporation:                         $_________
         2.       to Brean Murray & Co., Inc.:                       $_________
         3.       to The Citigroup Private Bank, as Escrow Agent:    $_________

                             Very truly yours,

                             SOMANETICS CORPORATION


                             By:  ________________________________________
                                  Name:
                                  Title:

                             BREAN MURRAY & CO., INC.


                             By:  _______________________________________
                                  Name:
                                  Title:

                                    EXHIBIT D


                    [FORM OF SUBSCRIPTION TERMINATION NOTICE]


The Citigroup Private Bank
Custody & Advisor Services
120 Broadway, 2nd Floor
New York, New York 10271
Attention:  Ms. Kerry McDonough

Dear Ms. McDonough:


         Pursuant to Schedule A of the Escrow Agreement, dated as of January __, 2002 (the "Escrow Agreement"), by and among Somanetics Corporation, Brean Murray & Co., Inc. and you, the undersigned hereby notify you that the following subscription(s) have been rejected:

---------------------------------------- -------------------------------------- --------------------------------------
                                                 AMOUNT OF SUBSCRIBED                          AMOUNT OF
         NAME OF SUBSCRIBER(S)                   SECURITIES REJECTED                     REJECTED SUBSCRIPTION
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------






                             Very truly yours,

                             SOMANETICS CORPORATION


                             By:  ________________________________________
                                  Name:
                                  Title:

                             BREAN MURRAY & CO., INC.


                             By:  _______________________________________
                                  Name:
                                  Title:

                                   SCHEDULE B


ACCEPTANCE FEE
To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

         $1,000  (ONE TIME FEE)

FLAT ANNUAL ADMINISTRATION FEE
To cover maintenance of the Escrow Account including safekeeping of assets, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent's records, follow-up of the Escrow Agreement's provisions, and any other duties required by the Escrow Agent under the terms of the Escrow
Agreement:

Fees charged will be determined by the volume of incoming wire transfers as follows:

         FROM 1 TO 15 INCOMING WIRE TRANSFERS:       $15,000.00
         BETWEEN 16 AND 30 INCOMING WIRE TRANSFERS: $20,000.00 BETWEEN 31 AND 45 INCOMING WIRE TRANSFERS: $25,000.00 BETWEEN 46 AND 60 INCOMING WIRE TRANSFERS: $30,000.00
         OVER 61 INCOMING WIRE TRANSFERS:            CONSULT CITIBANK


LEGAL FEES
To cover review of this Escrow Agreement and related legal documents by Citibank's outside counsel on behalf of The Citigroup Private Bank's Custody & Advisor Services, if necessary:

         AT COST

OTHER FEES

$2,500 per amendment, when necessary.




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